UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2024, Curtis C. Landherr, the Chief Legal Officer, Vice President, and Corporate Secretary and a named executive officer of MGP Ingredients, Inc. (the “Company”) notified the Company that he is resigning from the Company, effective May 31, 2024. The Company and Mr. Landherr have entered into a transition letter agreement (the “Transition Agreement”) to facilitate a smooth transition of Mr. Landherr’s duties. Pursuant to the terms of the Transition Agreement, Mr. Landherr will cease serving in his officer roles on April 30, 2024, and will remain employed by the Company as a non-officer employee through May 31, 2024. The Company is commencing a search for a successor general counsel.

Under the terms of the Transition Agreement, in exchange for Mr. Landherr’s transition assistance, Mr. Landherr is entitled to receive one year of base salary continuation, a pro-rated payout of his annual short-term incentive award for the Company’s 2024 performance measures, based on the actual level of performance, and reimbursement of benefits continuation payments for up to six months. The Company will also reimburse Mr. Landherr for the remaining relocation and moving expenses as contemplated in his original offer letter and otherwise agreed by the Company, up to a maximum net amount of $103,500, prior to tax gross-up by the Company, monthly, pre-tax payments of $6,925.00 for each of May and June 2024, and he will receive an additional amount of $70,000, less applicable withholdings, at the time of the last salary continuation payment. The payments are subject to Mr. Landherr signing and not rescinding a separation and release agreement in favor of the Company and his continued compliance with certain transition and post-termination covenants.

The foregoing description of the Transition Agreement is qualified by reference to the full text of the agreement, which is filed as Exhibit 10.1 with this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Transition Agreement between Curtis C. Landherr and MGP Ingredients, Inc. dated as of April 23, 2024

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: April 26, 2024	By:	/s/ David S. Bratcher
David S. Bratcher, Chief Executive Officer and President